Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
SECOND QUARTER 2023 RESULTS

Second quarter GAAP net loss of $2.2 million or $0.04 per diluted common share and
Distributable Earnings(1) of $19.0 million or $0.35 per diluted common share

- Subsequent to end of second quarter -

Declared third quarter 2023 dividend of $0.33 per common share

NEW YORK—(BUSINESS WIRE)—Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net loss of $2.2 million or $0.04 per diluted common share and Distributable Earnings(1) of $19.0 million or $0.35 per diluted common share for the second quarter of 2023.

“Our second quarter 2023 results demonstrate that our portfolio continues to benefit from higher interest, with our $0.35 of Distributable Earnings per diluted common share fully covering our regular and supplemental dividends for the quarter,” said Bryan Donohoe, Chief Executive Officer of Ares Commercial Real Estate Corporation. “Going forward, we believe that repurchasing our common shares at meaningful discounts to book value and new loan originations will be better uses of capital than the previously distributed supplemental dividends. Given our strong liquidity position, during the second quarter, we bought back approximately 1.0% of our outstanding common shares at an average price of $8.58 per common share.”

“We continued to operate with a healthy balance sheet and significant available liquidity throughout the second quarter,” said Tae-Sik Yoon, Chief Financial Officer of Ares Commercial Real Estate Corporation. “With our non-spread based mark to market financing and strong capital position with more than $140 million in cash and $75 million of available financing proceeds as of June 30, 2023, we believe our balance sheet positions us to maximize credit outcomes on our higher risk rated assets and make new opportunistic investments with compelling risk adjusted returns.”

_________________________________
(1) Distributable Earnings is a non-GAAP financial measure. Refer to Schedule I for the definition and reconciliation of Distributable Earnings.

COMMON STOCK DIVIDEND

On May 2, 2023, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share and a supplemental cash dividend of $0.02 per common share for the second quarter of 2023. The second quarter 2023 dividend and supplemental cash dividend were paid on July 18, 2023 to common stockholders of record as of June 30, 2023.

On August 2, 2023, the Board of Directors of the Company declared a regular cash dividend of $0.33 per common share for the third quarter of 2023. The third quarter 2023 dividend will be payable on October 17, 2023 to common stockholders of record as of September 29, 2023.

ADDITIONAL INFORMATION

The Company issued a presentation of its second quarter 2023 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Second Quarter 2023 Earnings Presentation.” The Company also filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 with the U.S. Securities and Exchange Commission on August 2, 2023.

CONFERENCE CALL AND WEBCAST INFORMATION

On Wednesday, August 2, 2023, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its second quarter 2023 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (877) 407-0312. International callers can access the conference call by dialing +1 (201) 389-0899. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through September 2, 2023 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1 (877) 660-6853 and to international callers by dialing +1 201 612-7415. For all replays, please reference access code 13738843. An archived replay will also be available through September 2, 2023 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation (the “Company”) is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the return or impact of current and future investments, rates of prepayments on the Company’s mortgage loans and the effect on the Company’s business of such prepayments, availability of investment opportunities in mortgage-related and real estate-related investments and securities, ACREM’s ability to locate suitable investments for the Company, monitor, service and administer the Company’s investments and execute its investment strategy, the Company’s ability to obtain, maintain, repay or refinance financing arrangements, including securitizations, global economic trends and economic conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations and challenges in the supply chain, changes in interest rates, credit spreads and the market value of the Company’s investments, the demand for commercial real estate loans, and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risk factors described in Part I, Item 1A. Risk Factors in the Company's Annual Report on Form 10-K, filed with the SEC on February 15, 2023 and the risk factors described in Part II, Item 1A. Risk Factors in the Company's subsequent Quarterly Report on Form 10-Q, filed with the SEC on May 2, 2023. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or John Stilmar
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$142,603	$141,278
Loans held for investment ($886,343 and $887,662 related to consolidated VIEs, respectively)	2,228,100	2,264,008
Current expected credit loss reserve	(108,114)	(65,969)
Loans held for investment, net of current expected credit loss reserve	2,119,986	2,198,039
Investment in available-for-sale debt securities, at fair value	27,970	27,936
Other assets ($4,207 and $2,980 of interest receivable related to consolidated VIEs, respectively; $87,950 and $129,495 of other receivables related to consolidated VIEs, respectively)	109,452	155,749
Total assets	$2,400,011	$2,523,002
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$681,257	$705,231
Notes payable	104,559	104,460
Secured term loan	149,295	149,200
Collateralized loan obligation securitization debt (consolidated VIEs)	735,093	777,675
Due to affiliate	4,806	5,580
Dividends payable	19,180	19,347
Other liabilities ($1,952 and $1,913 of interest payable related to consolidated VIEs, respectively)	14,630	13,969
Total liabilities	1,708,820	1,775,462
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at June 30, 2023 and December 31, 2022 and 54,136,273 and 54,443,983 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	532	537
Additional paid-in capital	810,161	812,788
Accumulated other comprehensive income	987	7,541
Accumulated earnings (deficit)	(120,489)	(73,326)
Total stockholders' equity	691,191	747,540
Total liabilities and stockholders' equity	$2,400,011	$2,523,002

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Interest income	$51,941	$38,621	$101,441	$71,986
Interest expense	(26,951)	(13,475)	(49,950)	(25,488)
Net interest margin	24,990	25,146	51,491	46,498
Revenue from real estate owned	—	—	—	2,672
Total revenue	24,990	25,146	51,491	49,170
Expenses:
Management and incentive fees to affiliate	3,334	3,766	6,344	6,740
Professional fees	626	1,100	1,397	1,878
General and administrative expenses	2,038	1,587	3,723	3,200
General and administrative expenses reimbursed to affiliate	1,109	796	1,842	1,631
Expenses from real estate owned	—	—	—	4,309
Total expenses	7,107	7,249	13,306	17,758
Provision for current expected credit losses	20,127	7,768	41,146	7,174
Realized losses on loans sold	—	—	5,613	—
Gain on sale of real estate owned	—	—	—	2,197
Income (loss) before income taxes	(2,244)	10,129	(8,574)	26,435
Income tax expense (benefit), including excise tax	(46)	98	64	204
Net income (loss) attributable to common stockholders	$(2,198)	$10,031	$(8,638)	$26,231
Earnings (loss) per common share:
Basic earnings (loss) per common share	$(0.04)	$0.20	$(0.16)	$0.54
Diluted earnings (loss) per common share	$(0.04)	$0.20	$(0.16)	$0.53
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	54,347,204	50,562,559	54,468,752	48,892,754
Diluted weighted average shares of common stock outstanding	54,347,204	50,999,505	54,468,752	49,336,267
Dividends declared per share of common stock(1)	$0.35	$0.35	$0.70	$0.70

(1) There is no assurance dividends will continue at these levels or at all.

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Distributable Earnings

Distributable Earnings is a non-GAAP financial measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. To maintain the Company’s REIT status, the Company is generally required to annually distribute to its stockholders substantially all of its taxable income. The Company believes the disclosure of Distributable Earnings provides useful information to investors regarding the Company's ability to pay dividends, which is one of the principal reasons the Company believes investors invest in the Company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Distributable Earnings is defined as net income (loss) attributable to common stockholders computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fees the Company pays to its Manager (Ares Commercial Real Estate Management LLC), depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s Manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors. Loan balances that are deemed to be uncollectible are written off as a realized loss and are included in Distributable Earnings. Distributable Earnings is aligned with the calculation of “Core Earnings,” which is defined in the Management Agreement and is used to calculate the incentive fees the Company pays to its Manager.

Reconciliation of net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, to Distributable Earnings is set forth in the table below for the three months and twelve months ended June 30, 2023 ($ in thousands):

	For the three months ended June 30, 2023	For the twelve months ended June 30, 2023
Net income (loss) attributable to common stockholders	$(2,198)	$(5,084)
Stock-based compensation	1,004	3,376
Incentive fees to affiliate	334	2,452
Provision for current expected credit losses	20,127	80,033
Realized gain on termination of interest rate cap derivative(1)	(266)	(1,499)
Distributable Earnings	$19,001	$79,278

Net income (loss) attributable to common stockholders	$(0.04)	$(0.09)
Stock-based compensation	0.02	0.06
Incentive fees to affiliate	0.01	0.05
Provision for current expected credit losses	0.37	1.47
Realized gain on termination of interest rate cap derivative(1)	—	(0.03)
Basic Distributable Earnings per common share	$0.35	$1.46

Net income (loss) attributable to common stockholders	$(0.04)	$(0.09)
Stock-based compensation	0.02	0.06
Incentive fees to affiliate	0.01	0.04
Provision for current expected credit losses	0.37	1.45
Realized gain on termination of interest rate cap derivative(1)	—	(0.03)
Diluted Distributable Earnings per common share	$0.35	$1.44
(1)For the three and twelve months ended June 30, 2023, Distributable Earnings includes a $0.3 million and $1.5 million, respectively, adjustment to reverse the impact of the $2.0 million realized gain from the termination of the interest rate cap derivative that was amortized into GAAP net income.